UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2010
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 19, 2010 (the “Effective Date”), NaviSite, Inc. (“NaviSite”) and four of its domestic subsidiaries, netASPx, LLC (“netASPx”), netASPx Acquisition, Inc. (“netASPx Acquisition”), Network Computing Services, Inc. (“Network”), and NCS Holding Company (“NCS”, and collectively with netASPx, netASPx Acquisition and Network, the “Sellers” and each, a “Seller”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Velocity Technology Solutions II, Inc. (the “Buyer”), pursuant to which NaviSite and the Sellers sold to the Buyer, at a closing occurring on the Effective Date (the “Closing”) substantially all of the assets of NaviSite and the Sellers solely related to the netASPx business, which is composed solely of the Lawson and Kronos application management and consulting business and the application management of and consulting with respect to ancillary software applications which provide additional functionality, features and/or benefits to the extent such ancillary software applications are used in conjunction with Lawson and/or Kronos applications (collectively the “Business”).
The purchase price for the assets sold by NaviSite and the Sellers to the Buyer was Fifty-Six Million Dollars ($56,000,000) (the “Cash Amount”), and is subject to adjustment pursuant to a working capital adjustment mechanism set forth in the Asset Purchase Agreement. The Buyer also assumed certain liabilities of NaviSite and the Sellers related to the Business, including accounts payable, customer credits and liabilities with respect to certain agreements assumed by the Buyer at the Closing. As security for the indemnification obligations of NaviSite and the Sellers set forth in the Asset Purchase Agreement, the Buyer retained from the Cash Amount at the Closing an amount of cash equal to Four Million Dollars ($4,000,000) (collectively, the “Escrow Amount”). Two Million Dollars ($2,000,000) of such Escrow Amount was deposited in escrow at the Closing and will be held until the six month anniversary of the Closing, and the remaining Two Million Dollars ($2,000,000) shall be held by Buyer and shall be deposited by Buyer in escrow in Two Hundred Thousand Dollar ($200,000) monthly installments beginning on April 1, 2010 and continuing until January 3, 2011, which amounts shall be held in escrow until the first anniversary of the Closing.
NaviSite intends to use the net proceeds of the transactions contemplated by the Asset Purchase Agreement to repay certain principal obligations under the Amended and Restated Credit Agreement, dated as of September 12, 2007, by and among NaviSite, certain of its subsidiaries, Canadian Imperial Bank of Commerce, CIBC World Markets Corp., CIT Lending Services Corporation, and certain affiliated entities.
The above description of the Asset Purchase Agreement is qualified in its entirety by reference to the terms of the Asset Purchase Agreement, attached hereto as Exhibit 2.1 and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 of this Form 8-K is hereby incorporated in this Item 2.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(b) Pro forma financial information.
The following unaudited pro forma condensed consolidated financial statements present the pro forma financial position and results of operations of NaviSite and its subsidiaries (the “Company”) based upon historical financial information after giving effect to the sale of substantially all of the assets of the Business to the Buyer, pursuant to the Asset Purchase Agreement.
The unaudited pro forma condensed consolidated financial statements presented herein have been prepared in accordance with Article 11 of Regulations S-X and are based upon the Company’s audited consolidated financial statements for the years ended July 31, 2009 and 2008, and the unaudited consolidated financial statements as of and for the three months ended October 31, 2009 and 2008, and certain assumptions, as set forth in the related notes, that the Company believes are reasonable. The unaudited pro forma condensed consolidated balance sheet is presented as if the sale had been completed on October 31, 2009, and the unaudited pro forma condensed consolidated statements of operations are presented as if the sale had been completed as of the beginning of the reporting period. The pro forma adjustments presented herein are based on estimates and certain information that is currently available and may change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations or the financial position that would have been achieved had the sale been completed at the beginning of or as of the periods presented, nor are they indicative of the future results of operations or future financial position of the Company.
NaviSite, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of October 31, 2009
(In Thousands)

		Disposition
		and Pro
	NaviSite	Forma		NaviSite
	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$4,178	$—	(a)	$4,178
Accounts receivable, net	14,850	(2,002	)(b)	12,848
Unbilled accounts receivable	1,335	(30	)(b)	1,305
Prepaid expenses and other current assets	7,703	(729	)(b)	6,974

Total current assets	28,066	(2,761)		25,305

Non-current assets	128,490	(33,220	)(b)	95,270

Total assets	$156,556	$(35,981)		$120,575

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Notes payable, current portion	$4,202	$—		$4,202
Capital lease obligations, current portion	3,325	(512	)(b)	2,813
Accounts payable	3,940	(218	)(b)	3,722
Accrued expenses, deferred revenue, deferred other income and customer deposits	18,331	(1,784	)(b)	16,547
Transaction related obligations	—	7,294	(c)	7,294

Total current liabilities	29,798	4,780		34,578

Total non-current liabilities	131,998	(45,840	)(d)	86,158

Total liabilities	161,796	(41,060)		120,736

Preferred stock	31,778	—		31,778

Total stockholders’ equity (deficit)	(37,018)	5,079	(e)	(31,939)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$156,556	$(35,981)		$120,575

NaviSite, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended October 31, 2009
(In Thousands, except share amounts)

		Disposition
		and Pro
	NaviSite	Forma		NaviSite
	Historical	Adjustments		Pro Forma

Revenue	$36,808	$(5,293	)(f)	$31,515

Cost of revenue	18,682	(2,560	)(f)	16,122
Depreciation and amortization	5,554	(1,394	)(f)	4,160

Total cost of revenue	24,236	(3,954)		20,282

Gross profit	12,572	(1,339)		11,233

Operating expenses:
Selling and marketing	4,990	(282	)(f)	4,708
General and administrative	5,692	(52	)(f)	5,640

Total operating expenses	10,682	(334)		10,348

Income from operations	1,890	(1,005)		885

Net other income (expense)	(3,735)	(6	)(f)(g)	(3,741)

Loss from operations before income taxes	(1,845)	(1,011)		(2,856)

Income taxes	(539)	182	(f)	(357)

Net loss	(2,384)	(829)		(3,213)

Accretion of preferred stock dividends	(899)	—		(899)

Net loss attributable to common stockholders	$(3,283)	$(829)		$(4,112)

Basic and diluted net loss per common share:
Net loss attributable to common stockholders	$(0.09)			$(0.11)

Basic and diluted weighted average number of common shares outstanding	36,004			36,004

NaviSite, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended October 31, 2008
(In Thousands, except share amounts)

		Disposition
		and Pro
	NaviSite	Forma		NaviSite
	Historical	Adjustments		Pro Forma

Revenue	$40,165	$(6,423	)(f)	$33,742
Cost of revenue	21,802	(3,105	)(f)	18,697
Depreciation and amortization	5,732	(1,229	)(f)	4,503
Restructuring charge	214	—		214

Total cost of revenue	27,748	(4,334)		23,414

Gross profit	12,417	(2,089)		10,328
Operating expenses:
Selling and marketing	5,661	(259	)(f)	5,402
General and administrative	5,963	(84	)(f)	5,879
Restructuring charge	262	—		262

Total operating expenses	11,886	(343)		11,543

Income (loss) from operations	531	(1,746)		(1,215)

Net other income (expense)	(2,579)	—	(f)(g)	(2,579)

Loss from operations before income taxes	(2,048)	(1,746)		(3,794)

Income taxes	(499)	192	(f)	(307)

Net loss	(2,547)	(1,554)		(4,101)

Accretion of preferred stock dividends	(802)	—		(802)

Net loss attributable to common stockholders	$(3,349)	$(1,554)		$(4,903)

NaviSite, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended July 31, 2009
(In Thousands, except share amounts)

		Disposition
		and Pro
	NaviSite	Forma		NaviSite
	Historical	Adjustments		Pro Forma

Revenue	$152,672	$(23,171	)(f)	$129,501

Cost of revenue	79,340	(11,966	)(f)	67,374
Depreciation and amortization	22,948	(5,203	)(f)	17,745
Restructuring charge	209	—		209

Total cost of revenue	102,497	(17,169)		85,328

Gross profit	50,175	(6,002)		44,173

Operating expenses:
Selling and marketing	20,279	(1,073	)(f)	19,206
General and administrative	23,781	(252	)(f)	23,529
Loss on settlement	5,736	—		5,736
Restructuring charge	180	—		180

Total operating expenses	49,976	(1,325)		48,651

Income (loss) from operations	199	(4,677)		(4,478)

Net other income (expense)	(13,416)	(15	)(f)(g)	(13,431)

Loss from operations before income taxes	(13,217)	(4,692)		(17,909)

Income taxes	(1,894)	654	(f)	(1,240)

Net loss	(15,111)	(4,038)		(19,149)

Accretion of preferred stock dividends	(3,350)	—		(3,350)

Net loss attributable to common stockholders	$(18,461)	$(4,038)		$(22,499)

Basic and diluted net loss per common share:
Net loss attributable to common stockholders	$(0.52)			$(0.63)

Basic and diluted weighted average number of common shares outstanding	35,528			35,528

NaviSite, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended July 31, 2008
(In Thousands, except share amounts)

		Disposition
		and Pro
	NaviSite	Forma		NaviSite
	Historical	Adjustments(h)		Pro Forma

Revenue	$154,879	$(19,130	)(f)	$135,749

Cost of revenue	87,355	(9,275	)(f)	78,080
Depreciation and amortization	20,360	(4,169	)(f)	16,191

Total cost of revenue	107,715	(13,444)		94,271

Gross profit	47,164	(5,686)		41,478

Operating expenses:
Selling and marketing	20,116	(1,084	)(f)	19,032
General and administrative	22,773	(362	)(f)	22,411

Total operating expenses	42,889	(1,446)		41,443

Income from operations	4,275	(4,240)		35

Net other income (expense)	(11,125)	—	(f)(g)	(11,125)

Loss from operations before income taxes	(6,850)	(4,240)		(11,090)

Income taxes	(1,834)	682	(f)	(1,152)

Net loss	(8,684)	(3,558)		(12,242)

Accretion of preferred stock dividends	(2,656)	—		(2,656)

Net loss attributable to common stockholders	$(11,340)	$(3,558)		$(14,898)

Basic and diluted net loss per common share:
Net loss attributable to common stockholders	$(0.33)			$(0.43)

Basic and diluted weighted average number of common shares outstanding	34,731			34,731

NaviSite, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1	Pro Forma Adjustments

(a)	Net cash proceeds of $44.2 million assumed to be used to pay down existing debt, as required under the Company’s Credit Agreement.

(b)	To eliminate substantially all historical assets and liabilities of the Business.

(c)	To account for estimated accrued liabilities related to the sale; including transaction related costs and income taxes payable on the gain on sale.

(d)	To reflect pay down of $44.2 million in debt, as required under the Company’s Credit Agreement and eliminate deferred tax liability attributable to the Business.

(e)	To reflect transaction related gain, based upon management’s estimated transaction related accruals and estimated income taxes payable.

(f)	To eliminate the historical revenues and expenses of the Business.

(g)	Impact of the reduction in Pro Forma interest expense for the period, as a result of assumed debt reduction, has not been reflected in the Pro Forma adjustments.

(h)	Statement of Operations for the year ending July 31, 2008 reflect operating results for the Business from the period September 12, 2007 through July 31, 2008. NaviSite acquired the Business on September 12, 2007.

(d)	Exhibits
The exhibits listed in the Exhibit Index below are filed or furnished, as applicable, with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: February 25, 2010	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of February 19, 2010, by and among NaviSite, Inc., netASPx, LLC, netASPx Acquisition, Inc., Network Computing Services, Inc., NCS Holding Company and Velocity Technology Solutions II, Inc.
99.1	Press Release of NaviSite, Inc. dated as of February 22, 2010.